EXHIBIT  11.1

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


                                      SBE, INC.
              STATEMENTS OF COMPUTATION OF NET INCOME (LOSS) PER SHARE
                FOR THE THREE MONTHS ENDED JANUARY 31, 1999 AND 1998
                      (In thousands, except per share amounts)
                                     (Unaudited)

                                                                Three months ended
                                                                    January 31,
                                                                  ---------------


                                                                   1999    1998
                                                                  ------  -------
BASIC

Weighted average number of common shares outstanding               2,823   2,652
                                                                  ------  -------

Number of shares for computation of net income (loss) per share    2,823   2,652
                                                                  ======  =======

Net income (loss)                                                 $1,230  $ (469)
                                                                  ======  =======

Net income (loss) per share                                       $ 0.44  $(0.18)
                                                                  ======  =======


DILUTED

Weighted average number of common shares outstanding               2,823   2,652

Shares issuable pursuant to options granted under
stock option plans, less assumed repurchase at the
ending fair market value for the period                              207      (a)
                                                                  ------  -------

Number of shares for computation of net income (loss) per share    3,030   2,652
                                                                  ======  =======

Net income (loss)                                                 $1,230  $ (469)
                                                                  ======  =======

Net income (loss) per share                                       $ 0.41  $(0.18)
                                                                  ======  =======



(a)     In loss years, common share equivalents would have an antidilutive effect on loss per share and therefore have been excluded.
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